SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549


	FORM 8-K


	CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 31, 2010

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)564-3122

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


						Page 1 of 4 pages

Item 8.01.  OTHER EVENTS.

Press Release.

	The following is the text of the press release dated March 31, 2010 reporting Transtech Industries, Inc.'s results of operations for the year ended December 31, 2009.

TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
FOR THE YEAR ENDED DECEMBER 31, 2009

	PISCATAWAY, N.J., March 31, 2010 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the year ended December 31, 2009. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

	Revenues for the electricity generation segment for the year ended December 31, 2009 were $413,000 versus $689,000 reported for 2008. The decrease in revenue reflects the decline in the price received per kilowatt generated as the kilowatt output increased 11% in 2009. Gross revenues of the environmental services segment for year ended December 31, 2009 were $658,000 versus $737,000 reported for 2008. The environmental services performed in both years were conducted on sites owned or leased by members of the consolidated group and therefore eliminated in the calculation of net revenues.

	The cost of operations for the year ended December 31, 2009 were $2,458,000 versus $2,764,000 reported for 2008. The net decrease in costs was primarily due to a decrease in professional fees and general operating expenses.

	Other income for year ended December 31, 2009 was $750,000 versus $764,000 reported for 2008.

	Income tax benefit recognized for the year ended December 31, 2009 was $598,000 versus $374,000 reported for 2008.

	Net loss for the year ended December 31, 2009 was $697,000, or $.23 per share versus $937,000, or $.31 per share, reported for 2008.

	The Company and certain subsidiaries previously participated in the waste recovery and waste management industries. The Company continues to incur administrative and legal expenses on matters related to its past participation in those industries, and has been named as a potentially responsible party for the remediation of four sites. The Company has reported significant operating loses in each of the last five years, and it is anticipated that such operating losses will continue as the Company's expenses exceed revenue from its operations in the near term. The Company may also incur significant remediation and landfill post-closure maintenance costs in excess of amounts accrued. The Company therefore is unable to determine whether the timing and amount of cash generated from its efforts to enhance its liquidity, through the sale of real property and otherwise, and from the Company's remaining operations will be adequate to satisfy its future cash requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

	Presented below are the audited consolidated balance sheet of the Company as of December 31, 2009 and comparative consolidated statements of operations for the years ended December 31, 2009 and 2008.

     TRANSTECH INDUSTRIES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
As of December 31, 2009
(Audited, in $000's)

Assets
  Cash and cash equivalents                              $ 1,087
  Marketable securities                                    1,300
  Restricted escrow accounts                               1,070
  Other current assets                                       675
     Total current assets                                  4,132
  Restricted escrow accounts                               5,100
  Other assets                                             1,983
     Total assets                                        $11,215

Liabilities and Stockholders' Equity
  Total current liabilities                              $ 1,625
  Income taxes payable                                       416
  Accrued post-closure costs                               6,895
  Other liabilities                                           46
  Stockholders' equity                                     2,233
     Total Liabilities and Stockholders' Equity          $11,215

CONSOLIDATED STATEMENTS OF OPERATIONS
(In $000's, except per share data)

                                               For the Year
                                            Ended December 31,
                                           2009            2008
  Gross Revenues                         $1,071          $1,426
  Less: Eliminations                       (658)           (737)
  Net Revenues                              413             689
  Cost of Operations                     (2,458)         (2,764)
  Other Income                              750             764
  Income Tax Benefit                        598             374
  Net Loss                               $ (697)         $ (937)
  Loss per common share:
    Net Income Loss                       $(.23)          $(.31)
  Number of shares used in
    calculation                       2,979,190       2,979,190


	This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	TRANSTECH INDUSTRIES, INC.
	(Registrant)

	By: /s/ Andrew J. Mayer, Jr.
	   Andrew J. Mayer, Jr., Vice
	   President-Finance, Chief
	   Financial Officer and
	   Secretary

Dated:  March 31, 2010